Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Contact:

ICR, Inc.

Ina McGuinness

310.954.1100

CLEAN ENERGY FUELS INCREASES VOLUMES SOLD AND ADJUSTED EBITDA IN THE THIRD QUARTER OF 2009

•                  Gallons Sold Increases 58% Over Prior-Year Period To 29.5 Million Gallons

•                  Adjusted EBITDA Increases $6.4 Million over Prior-Year Period

Seal Beach, Calif. — November 9, 2009 — Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced its operating results for the third quarter and nine months ended September 30, 2009.

Gasoline gallon equivalents (Gallons) delivered during the third quarter of 2009 totaled 29.5 million, up 58% from 18.7 million Gallons in the same period a year ago.  For the first nine months of 2009, volume increased 30% to 71.5 million Gallons, compared with 54.8 million Gallons in the first nine months of 2008.  Gallons include the Company’s sales of CNG, LNG, and biomethane and the Gallons associated with providing operations and maintenance services.

Adjusted EBITDA for the third quarter of 2009 was $5.4 million, compared to a loss of $1.0 million in the third quarter of 2008.  Adjusted EBITDA for the first nine months of 2009 was $9.9 million, compared with a loss of $7.0 million in the first nine months of 2008.  Adjusted EBITDA is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

Non-GAAP earnings per share for the third quarter of 2009 was $0.01, compared to a non-GAAP loss per share of $0.08 in the third quarter of 2008.  Non-GAAP loss per share for the first nine months of 2009 was $0.06, compared with $0.28 in the first nine months of 2008.  Non-GAAP EPS (or Non-GAAP earnings/loss per share) is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

Net loss for the third quarter of 2009 was $18.5 million, or $0.31 per share, compared with a net loss of $12.1 million, or $0.27 per share, in the third quarter of 2008.  For the first nine months of 2009, net loss was $31.3 million, or $0.59 per share, compared to a net loss of $20.7 million, or $0.47 per share, in the first nine months of 2008.  During the third quarter of 2009, the Company recorded a non-cash charge of $15.4 million (or $0.26 per share) related to marking to market the value of its Series I warrants, which is required this year under new accounting guidance.  The primary driver of the increased amount recorded this quarter was the impact of the Company’s higher stock price on the valuation model used to value the warrants.

Revenue for the quarter ended September 30, 2009 totaled $31.2 million, compared with $33.8 million in the same period in 2008.  For the nine months ended September 30, 2009, revenue totaled $89.3 million, compared with $97.6 million a year ago.  The reduction in revenue was primarily the result of lower natural gas commodity prices between periods, which reduced the natural gas commodity charges passed through by the Company to many of its customers.  The reduced commodity prices, however, also reduce the Company’s cost of sales, which enabled the Company to generate a gross margin in the third quarter of 2009 that was $0.7 million higher than the second quarter of 2009.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “We are pleased with our third quarter performance as we are benefitting from positive developments on several fronts in our business.  We experienced strong volume growth in the quarter, reflecting solid progress on the clean truck roll-out at the ports of Los Angeles and Long Beach, as well as our growing station count and the addition of several new customers.  As the economic and environmental benefits of natural gas are becoming more widely understood and well publicized, we have expanded our discussions to include a number of large fleet operators and corporations regarding the conversion of their fleets to natural gas.”

Mr. Littlefair continued, “On the strategic front, we recently announced our acquisition of BAF Technologies, Inc., a leading provider of natural gas vehicle conversions, which will enable us to leverage our industry expertise and help bring natural gas vehicles to the light-duty market.  The NAT GAS Act also continues to garner strong bi-partisan support and we remain optimistic that this will be passed in the near future.  We are very confident with our industry’s momentum and our own positioning as we enter the final quarter of 2009 and look forward to 2010.”

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA.  This is the first quarter in which the Company has presented the Adjusted EBITDA financial measure described herein.  The Company’s management uses these non-GAAP financial measures to assess our operational performance, for financial and operational decision making, and as a means to evaluate period-to-period comparisons on a consistent basis.  Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash expenses that are not directly attributable to its core operating results.  In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of our business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business.  While the Company has not done so for the periods presented in this release, in future quarters, the Company may make adjustments for additional non-recurring significant expenditures or other significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from or as a substitute for the Company’s GAAP results.  In the future, the Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described below. Accordingly, exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating loss as an indicator of operating performance or any other GAAP measure.  Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  These limitations are compensated for by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss), plus employee-related stock based compensation charges, net of related tax benefits, plus or minus futures contracts losses or gains included in derivative (gains) losses, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis.  The Company’s management believes that presenting non-GAAP EPS, excluding non-cash charges related to stock-based compensation, provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the accounting guidance may obscure trends in the Company’s core operating performance.  Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the Company has not reported such losses or gains in past periods, the valuation of the Series I warrants is subject to a number of subjective assumptions, and the amount of the loss or gain is derived from market forces outside of management’s control.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008*	2009	2008*	2009
Net Income (Loss) Attributable to Clean Energy	$(12,092,146)	$(18,460,583)	$(20,722,575)	$(31,331,396)
Employee Stock Based Compensation, Net of Tax Benefits	2,684,207	3,551,992	7,782,538	10,572,136
Futures Contracts Derivative (Gains) Losses	6,047,727	—	340,746	—
Mark-to-Market Loss on Series I Warrants	—	15,422,310	—	17,808,673
Adjusted Net Income (Loss)	(3,360,212)	513,719	(12,599,291)	(2,950,587)
Diluted Weighted Average Common Shares Outstanding	44,330,818	59,695,666	44,304,636	53,428,391
Non-GAAP Earnings (Loss) Per Share	$(0.08)	$0.01	$(0.28)	$(0.06)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus employee-related stock based compensation charges, net of related tax benefits, plus or minus futures contracts losses or gains included in derivative (gains) losses, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants.  Management internally uses Adjusted EBITDA to monitor compliance with certain financial covenants in the Company’s credit agreement with PlainsCapital Bank and to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008*	2009	2008*	2009
Net Income (Loss) Attributable to Clean Energy	$(12,092,146)	$(18,460,583)	$(20,722,575)	$(31,331,396)
Income Tax Expense	99,171	68,352	199,141	209,202
Interest Income (Expense), Net	(78,399)	276,110	(1,182,962)	368,186
Depreciation and Amortization	2,310,527	4,516,513	6,557,967	12,256,603
Employee Stock Based Compensation, Net of Tax Benefits	2,684,207	3,551,992	7,782,538	10,572,136
Futures Contracts Derivative (Gains) Losses	6,047,727	—	340,746	—
Mark-to-Market Loss on Series I Warrants	—	15,422,310	—	17,808,673
Adjusted EBITDA	$(1,028,913)	$5,374,694	$(7,025,145)	$9,883,404

* The three-month and nine-month ended September 30, 2008 loss amounts include approximately $1.1 million and $5.0 million, respectively, of losses on certain fixed-price contracts that were not hedged.  We no longer enter into fixed-price customer contracts unless we hedge our natural gas commodity exposure under the contract or obtain pre-approval from our Derivative Committee not to hedge the contract.

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific).  The live call can be accessed from the U.S. by dialing (877) 407-4018, or by dialing (201) 689-8471 from outside the U.S.  A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, November 23, 2009 by dialing (877) 660-6853 from the U.S., or (201) 612-7415 from international locations and entering account number 3055 and conference ID number 334409.

There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy Fuels

Clean Energy Fuels is the leading provider of natural gas (CNG and LNG) for transportation in North America. It has a broad customer base in the refuse, transit, ports, shuttle, taxi, trucking, airport and municipal fleet markets, fueling more than 17,500 vehicles at 195 strategic locations across the U.S. and Canada. Clean Energy owns and operates two LNG production plants, one in Willis, Texas and one in Boron, California, with combined capacity of 260,000 LNG gallons per day and designed to expand to 340,000 LNG gallons per day as demand increases. It also owns and operates a landfill gas processing facility in Dallas that produces renewable biomethane gas for delivery in the nation’s gas pipeline network.  On October 1, 2009, Clean Energy acquired 100% of BAF Technologies, Inc., a leading provider of natural gas vehicle systems and conversions for taxis, limousines, vans, pickup trucks and shuttle busses.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the demand for products and services from new and existing customers, our ability to manage the operations of our recently-acquired subsidiary, BAF Technologies, Inc., the potential passage of the NAT GAS Act, and the Company’s ability to continue to grow its business.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the Company’s success in obtaining government grants or subsidies for alternative fuel providers, the unpredictability of the legislative process, construction and permitting delays at station construction projects and the development of competing technologies that are perceived to be cleaner and more cost-effective than natural gas.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.  Additionally, the Company’s Form 10-K filed on March 16, 2009 and its Form 10-Q for the quarter ended September 30, 2009 filed on November 9, 2009 with the SEC (www.sec.gov) contain risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2008 and September 30, 2009

Unaudited

	December 31, 2008	September 30, 2009
Assets
Current assets:
Cash and cash equivalents	$36,284,431	$92,293,929
Restricted cash	2,500,000	2,500,000
Accounts receivable, net of allowance for doubtful accounts of $657,734 and $642,454 as of December 31, 2008 and September 30, 2009, respectively	10,530,638	13,516,384
Other receivables	12,995,507	10,442,675
Inventory, net	3,110,731	3,838,772
Deposits on LNG trucks	6,197,746	525,372
Prepaid expenses and other current assets	3,542,387	6,122,871
Total current assets	75,161,440	129,240,003
Land, property and equipment, net	160,593,665	169,743,066
Capital lease receivables	364,500	1,378,038
Notes receivable and other long-term assets	7,176,755	9,731,626
Investments in other entities	4,879,604	8,991,757
Goodwill	20,797,878	20,797,878
Intangible assets, net of accumulated amortization	21,400,558	25,269,707
Total assets	$290,374,400	$365,152,075
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,232,875	$3,378,595
Accounts payable	14,276,591	13,001,111
Accrued liabilities	10,253,454	9,388,388
Deferred revenue	1,060,582	1,201,485
Total current liabilities	27,823,502	26,969,579
Long-term debt and capital lease obligations, less current portion	22,850,927	26,140,520
Other long-term liabilities	2,297,446	33,053,058
Total liabilities	52,971,875	86,163,157
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 99,000,000 shares; issued and outstanding 50,238,212 shares and 59,715,445 shares at December 31, 2008 and September 30, 2009, respectively	5,024	5,969
Additional paid-in capital	346,466,999	420,646,256
Accumulated deficit	(113,549,257)	(147,492,806)
Accumulated other comprehensive income	853,837	2,634,549
Total stockholders’ equity of Clean Energy Fuels Corp.	233,776,603	275,793,968
Noncontrolling interest in subsidiary	3,625,922	3,194,950
Total equity	237,402,525	278,988,918
Total liabilities and equity	$290,374,400	$365,152,075

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Nine Months Ended

September 30, 2008 and 2009

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009

Revenue:
Product revenues	$31,935,485	$26,290,638	$93,621,805	$79,500,495
Service revenues	1,883,202	4,891,188	3,957,220	9,799,506
Total revenues	33,818,687	31,181,826	97,579,025	89,300,001
Operating expenses:
Cost of sales:
Product cost of sales	25,558,150	16,369,247	76,036,367	52,785,705
Service cost of sales	552,904	2,388,458	1,102,393	3,820,740
Derivative (gains) losses:
Futures contracts	6,047,727	—	340,746	—
Series I warrant valuation	—	15,422,310	—	17,808,673
Selling, general and administrative	11,397,913	10,491,987	35,124,764	33,649,427
Depreciation and amortization	2,310,527	4,516,513	6,557,967	12,256,603
Total operating expenses	45,867,221	49,188,515	119,162,237	120,321,148
Operating loss	(12,048,534)	(18,006,689)	(21,583,212)	(31,021,147)
Interest income (expense), net	78,399	(276,110)	1,182,962	(368,186)
Other income (expense), net	(28,801)	(107,468)	11,177	(293,995)
Income (loss) from equity method investments	19,881	77,744	(120,441)	130,162
Loss before income taxes	(11,979,055)	(18,312,523)	(20,509,514)	(31,553,166)
Income tax expense	(99,171)	(68,352)	(199,141)	(209,202)
Net loss	(12,078,226)	(18,380,875)	(20,708,655)	(31,762,368)
Loss (income) of noncontrolling interest	(13,920)	(79,708)	(13,920)	430,972
Net loss attributable to Clean Energy Fuels Corp.	$(12,092,146)	$(18,460,583)	$(20,722,575)	$(31,331,396)

Loss per share attributable to Clean Energy Fuels Corp.
Basic	$(0.27)	$(0.31)	$(0.47)	$(0.59)
Diluted	$(0.27)	$(0.31)	$(0.47)	$(0.59)

Weighted average common shares outstanding
Basic	44,330,818	59,695,666	44,304,636	53,428,391
Diluted	44,330,818	59,695,666	44,304,636	53,428,391

Included in net loss are the following amounts (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Construction Revenues	0.2	0.1	0.6	5.2
Construction Cost of Sales	(0.2)	—	(0.4)	(4.6)
Fuel Tax Credits	4.1	3.7	13.2	11.8
Stock Option Expense, Net of Tax Benefits	(2.7)	(3.6)	(7.8)	(10.6)